                                                                   EXHIBIT 10(x)




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                            INTERCREDITOR AGREEMENT

                                     among

                             COOPERATIEVE CENTRALE
                        RAIFFEISEN-BOERENLEENBANK B.A.,
                                NEW YORK BRANCH

             as Credit Agent, Seasonal Agent and Collateral Agent,


                                 OLD KENT BANK,

                              NATIONAL CITY BANK,

                         HARRIS TRUST AND SAVINGS BANK,

                        ALLSTATE LIFE INSURANCE COMPANY,

                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY,

                                      and

                  GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


                         Dated as of September 11, 1996


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

                               TABLE OF CONTENTS



SECTION                                                              HEADING                                           PAGE
Preamble  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

R E C I T A L S . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -1-

SECTION 1.       DEFINED TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   -3-

SECTION 2.       APPOINTMENT OF COLLATERAL AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-

SECTION 3.       PRIORITY OF SECURITY INTERESTS AND LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-

SECTION 4.       ORDINARY COURSE REPAYMENT OF REVOLVER BORROWINGS . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-

SECTION 5.       DECISIONS RELATING TO ADMINISTRATION
                 AND EXERCISE OF REMEDIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -12-

SECTION 6.       PRO RATA SHARING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -14-

SECTION 7.       INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -17-

SECTION 8.       DISCLAIMERS, INDEMNITY, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -18-

SECTION 9.       INVALIDATED PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-

SECTION 10.      CERTAIN AGREEMENTS OF THE PARTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -21-

SECTION 11.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -22-

                            INTERCREDITOR AGREEMENT

         This INTERCREDITOR AGREEMENT (as amended, restated or otherwise modified from time to time, this "Agreement") dated as of September 11, 1996 is among COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., NEW YORK BRANCH ("Rabobank"), as Credit Agent, as Seasonal Agent, and as Collateral Agent, Old Kent Bank ("Old Kent"), National City Bank, Harris Trust and Savings Bank, Allstate Life Insurance Company ("Allstate"), Principal Mutual Life Insurance Company ("Principal Mutual"), and Great-West Life & Annuity Insurance Company ("Great-West") (each of such insurance companies, a "Noteholder", and such insurance companies collectively, the "Noteholders").


                                R E C I T A L S

         WHEREAS, pursuant to the Note Agreement dated as of April 1, 1994, the Note Agreement dated as of October 1, 1994 and the Note Agreement dated as of May 15, 1995 (collectively, in each case as amended or otherwise modified from time to time, the "Note Agreements") between the Noteholders and Thorn Apple Valley, Inc. (the "Company"), Allstate has purchased certain 6.45% senior notes of the Company in the aggregate principal amount of $15,000,000 (as amended or otherwise modified from time to time, the "6.45% Notes"), Allstate has purchased certain 8.42% senior notes of the Company in the aggregate principal amount of $8,000,000 (as amended or otherwise modified from time to time, the "8.42% Notes") and the Noteholders have purchased certain 7.58% senior notes of the Company in the aggregate principal amount of $42,500,000 (as amended or otherwise modified from time to time, the "7.58% Notes", and, together with the 6.45% Notes and the 8.42% Notes, the "Notes");

         WHEREAS, the Company has entered into a Credit Agreement dated as of May 30, 1995 (as amended or otherwise modified from time to time, the "Credit Agreement") with Rabobank, Old Kent, National City Bank, and Harris Trust and Savings Bank, as lenders (collectively, together with their respective successors and assigns, the "Banks" and each individually a "Bank"), and Rabobank, as agent (together with its successors and assigns in such capacity, the "Credit Agent") pursuant to which the Banks agreed to provide the Company with an $80,000,000 revolving credit facility;

         WHEREAS, the Company has entered into a letter agreement dated March 11, 1996 (as amended or otherwise modified from time to time, the "Original Seasonal Line of Credit Agreement") with the Banks, and Rabobank, as agent (together with its successors and assigns in such capacity, the "Original Seasonal Agent"), pursuant to which the Banks agreed to provide the Company with a $20,000,000 revolving credit facility;

         WHEREAS, the Company has entered into a Reimbursement Agreement dated as of December 1, 1993 (as amended or otherwise modified from time to time, the "Old Kent IRB Reimbursement Agreement") with Old Kent relating to that certain Irrevocable Transferable Letter of Credit No. 8934 (as amended or otherwise modified from time to time, the "Old Kent IRB Letter of Credit") dated December 8, 1993 issued by Old Kent to PNC Bank, Ohio, National Association, as trustee;

         WHEREAS, the Company has entered into Reimbursement Agreements dated as of August 25, 1995, May 25, 1995, July 25, 1995 and July 28, 1988,
respectively, (as amended or otherwise modified from time to time, collectively the "Old Kent Workers Compensation Reimbursement Agreements") with Old Kent relating to that certain Irrevocable Transferable Letter of Credit No. 10064 dated August 28, 1995 issued by Old Kent to United Pacific Insurance Company, that certain Irrevocable Transferable Letter of Credit No. 9911 dated May 26, 1995 issued by Old Kent to the Louisiana Department of Labor Office of Worker's Compensation, that certain Irrevocable Transferable Letter of Credit No. 10009 dated July 26, 1995 issued by Old Kent to United Pacific Insurance Company, and that certain Irrevocable Transferable Letter of Credit No. 5993 dated September 21, 1988 issued by Old Kent to the Bureau of Worker's Disability Compensation, Office of the Director (together with the Old Kent IRB Letter of Credit, collectively the "Old Kent Letters of Credit" and each individually an "Old Kent Letter of Credit") dated;

         WHEREAS, as part of a restructuring of various obligations owing by the Company, the Original Seasonal Line of Credit Agreement and the Credit Agreement have been amended and restated into a $20 million borrowing-base revolving credit facility (the "New Seasonal Line of Credit Agreement") and a $90 million borrowing-base revolving credit facility (the "Amended Credit Agreement");

         WHEREAS, as part of such restructuring, the Notes have been amended and restated and the Note Agreements have been amended pursuant to Amendment Agreements dated as of the date hereof (the "Amendment Agreements");

         WHEREAS, as part of such restructuring, the Old Kent IRB Reimbursement Agreement has been amended and restated;

         WHEREAS, as part of such restructuring, the Old Kent Workers Compensation Reimbursement Agreement has been amended and restated;

         WHEREAS, the execution and delivery of this Agreement is a condition precedent to, and this Agreement is being executed concurrently with, each of the amendments and/or restatements described in the previous Recitals;

         WHEREAS, as part of such restructuring, Mr. Henry S Dorfman has agreed to make an equity contribution in the Company of at least $3,000,000 (the "Dorfman Equity Proceeds");

         WHEREAS, the Banks, the Seasonal Lenders, the Credit Agent, the Original Seasonal Agent, Old Kent, the Noteholders, and the Company (together with any other party which from time to time may be a party hereto, the "Parties") have agreed that (i) the Creditor Obligations shall be secured by a first security interest and lien on the Collateral (as hereinafter defined) pursuant to the Security Documents (as hereinafter defined) (the "Shared Lien") except that, with respect to the IRB Collateral, such security interest and lien is to be a second security interest and lien, second only to the security interest and lien securing the IRB Obligations, and (ii)(x) the Seasonal Line of Credit Obligations shall have first priority with respect to the Shared Lien and (y) the Bank Obligations (as hereinafter defined), the Note Obligations (as hereinafter defined) and the Old Kent L/C Obligations (as hereinafter defined) shall have second priority equally and ratably with respect to the Shared Lien;





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


         WHEREAS, the Parties desire that Rabobank shall be the collateral agent (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent") to act on behalf of all Creditor Parties (as hereinafter defined) regarding the Collateral (as hereinafter defined), all as more fully provided herein; and the Parties are entering into this Agreement to, among other things, further define the rights, duties, authority and responsibilities of the Collateral Agent and the relationship between the Creditor Parties regarding their interests in the Collateral and certain monies; and

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties and the Collateral Agent hereby agree as follows:

SECTION 1.    DEFINED TERMS.

         As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:

         "Amendment Agreements"  See the Recitals.

         "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purposes of this definition, "control" (including with correlative meanings the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" - see the Preamble.

         "Amended Credit Agreement" - see the Recitals.

         "Bank" - see the Preamble.

         "Bank Documents" means the Amended Credit Agreement, any note issued to any Bank under the Amended Credit Agreement and any document delivered pursuant to any of the foregoing.

         "Bank Obligations" means all outstanding and unpaid obligations of every nature, contingent or otherwise, of the Company from time to time owed to the Credit Agent or any Bank under the Bank Documents.

         "Bankruptcy Proceeding" means, with respect to any Person, a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.





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


         "Base Pro Rata Share" means, (i) in respect of the Noteholders, a percentage obtained by dividing 15,000,000 by 162,500,000 with respect to the holders of the 6.45% Notes, 8,000,000 by 162,500,000 with respect to the holders of the 8.42% Notes, and 42,500,000 by 162,500,000 with respect to the holders of the 7.58% Notes, (ii) in respect of the Banks, a percentage obtained by dividing 90,000,000 by 162,500,000, and (iii) in respect of Old Kent in its capacity as an L/C Issuer, a percentage obtained by dividing 7,000,000 by 162,500,000.

         "Benefitted Party" means any one or more of the following: (i) the holders of the 6.45% Notes, collectively, (ii) the holders of the 8.42% Notes, collectively, (iii) the holders of the 7.58% Notes, collectively, (iv) the Banks, collectively, or (v) Old Kent in its capacity as an L/C Issuer, which at the time of the determination of any Catch-Up Amount shall hold a principal amount of Creditor Obligations which, when divided by the total principal amount of the Creditor Obligations outstanding at such time, shall result in a percentage that is greater than its Base Pro Rata Share.

         "Capital Infusion Proceeds" means the proceeds received by the Company from any issuance of Subordinated Debt or equity (other than the Dorfman Equity Proceeds).

         "Catch-Up Amount" means, at any time, in respect of any Benefitted Party, the smallest amount which, if paid to such Benefitted Party, would be sufficient to cause such Benefitted Party to cease to be a Benefitted Party at such time.

         "Catch-up Termination Date" means:

                 (a)      August 31, 1997 provided that:

         (i)     no Trigger Event shall have occurred on or before such date;

         (ii) Consolidated Earnings Available for Interest Expense (as defined in the Credit Agreement as in effect on the date hereof, or as amended as permitted by Subsection 10(b)) for the Company's fiscal year ended May 31, 1997 shall be equal to or greater than $29,000,000; and

         (iii) on such date a Seasonal Line of Credit Agreement shall be in effect with a commitment which extends through March 31, 1998;

                 (b) if clause (a) above is not satisfied, March 12, 1998 so long as on March 12, 1998 a Trigger Event shall not have occurred and be continuing; provided, however, that if the financial statements required to be delivered by the Company with respect to the ninth Fiscal Period of the fiscal year of the Company ending May 31, 1998 are not delivered to the Creditor Parties by March 5, 1998, then the Catch-up Termination Date shall be the date seven days after the date that such financial statements are in fact delivered so long as such delivery date occurs on or before March 31, 1998; it being understood that if such financial statements are not delivered on or before March 31, 1998 then a Trigger Event shall be deemed to have occurred on March 31, 1998; and

                 (c) if either clause (a) or (b) above is not satisfied, such date as shall be agreed to by the Creditor Parties.





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         "Code" means the Uniform Commercial Code as the same may from time to time be in effect in the State of Illinois.

         "Collateral" means all property and interests in property of each Grantor in which a lien has been or is in the future created under the Security Documents.

         "Collateral Agent" - see the Recitals.

         "Company" - see the Recitals.

         "Credit Agent" - see the Recitals.

         "Creditor Obligations" means (a) all Bank Obligations, (b) all Note Obligations, (c) all Old Kent L/C Obligations and (d) all Seasonal Line of Credit Obligations.

         "Creditor Parties" means the holders, from time to time, of the Creditor Obligations.

         "Directing Event Date" means, with respect to any Payment Default, the first date on which all of the following shall be true:

         (a)     more than one of clauses (i), (ii), (iii), or (iv) of clause
(a) of the definition of Directing Parties shall be satisfied;

         (b) one or more (but not all) of the Creditor Parties set forth in such satisfied clauses described in clause (a) above shall have requested in writing that the Collateral Agent commence Enforcement;

         (c) ten business days shall have passed since the date on which the Collateral Agent received a written request pursuant to clause (b) above that it commence Enforcement; and

         (d)     an Enforcement shall not have been commenced.

         "Directing Parties" means (a) if a Payment Default has occurred and is continuing, (i) the Required Holders if the payment is owing to the Noteholders, (ii) the Required Banks if the payment is owing under the Amended Credit Agreement, (iii) the Required Seasonal Lenders if the payment is owing under the Seasonal Line of Credit Agreement, or (iv) Old Kent if the payment is owing with respect to the Old Kent L/C Obligations , provided that if more than one of clauses (i), (ii), (iii) or (iv) are satisfied then (x) prior to the occurrence of a Directing Event Date with respect to any such Payment Default, the Directing Parties shall be the Creditor Parties set forth in each such clause that is so satisfied and (y) following the occurrence of a Directing Event Date but prior to the commencement of an Enforcement, any of the Creditor Parties set forth in any such clause that is so satisfied; (b) if an Enforcement has been commenced, Creditor Parties holding an aggregate outstanding principal amount of Creditor Obligations constituting 66 2/3% or more of the aggregate outstanding principal amount of all Creditor Obligations held by all Creditor Parties voting in connection with any proposal made pursuant to the terms of this Agreement; and (c) in the case of any other type of Event of Default, in the case of the resignation or removal of the Collateral Agent pursuant to subsection 8(g) hereof, in the case of a notification pursuant to subsection 8(k) hereof, in





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

the case of any amendment or modification to the Security Documents or the Guaranty, or in the case that no Event of Default exists, the Required Holders, the Required Banks and (so long as the Seasonal Line of Credit Agreement is in effect) the Required Seasonal Lenders.

         "Disposition Proceeds" means

         (a) with respect to the sale, transfer, or other disposition by the Company or any Subsidiary of any asset (including any stock of any Subsidiary), the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal (together with interest thereon) pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such sale, transfer or other disposition (other than (i) the proceeds of asset sales as and to the extent permitted by Section 2.8(c), Section 2.8(x) or Section 2.8(y) of Appendix A to the Amended Credit Agreement, (ii) insurance proceeds permitted by the terms of the Security Documents to be used to repair or replace damaged or destroyed property, and (iii) condemnation awards permitted by the terms of the Security Documents to be used to replace any subject property), net of (i) the direct costs and expenses relating to such sale, transfer or other disposition (including, without limitation, sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Indebtedness secured by a lien on the asset subject to such sale, transfer or other disposition (other than any Creditor Obligations) that is senior to the Shared Lien; and

         (b) with respect to any Capital Infusion Proceeds which are received after April 30, 1997, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including, without limitation, sales and underwriter's commissions and legal, accounting and investment banking fees).

         "Dorfman Equity Proceeds" - see the Recitals.

         "Enforcement" means the commencement of a Bankruptcy Proceeding against any Grantor, seeking to appoint a receiver for any Grantor or its property, making demand for payment under any guaranty or the commencement of enforcement, collection (including judicial or non-judicial foreclosure) or any similar proceeding with respect to the Collateral or the set off of any deposit account or amount owing to the Company by any Creditor Party as a result of any default in respect of any Financing Agreement.

         "Event of Default" means an "Event of Default", but not an "Unmatured Event of Default" or a "Default", as defined in any Financing Agreement.

         "Excess Capital Infusion Proceeds" means the amount of the net Capital Infusion Proceeds received by the Company on or before April 30, 1997 in excess of the Scheduled Capital Infusion Proceeds.

         "Fees and Charges" means any fees, indemnities or other expenses (including breakage costs, yield maintenance obligations and other similar obligations and attorneys' fees or other professional expenses) the payment of which is required by the Amended Credit Agreement, the Note Agreements, the Seasonal Line of Credit Agreement, the Old Kent IRB Reimbursement Agreement, or the Old Kent Workers Compensation Reimbursement Agreement.

         "Financing Agreements" means the Bank Documents, the Note Documents, Seasonal Line of Credit Documents, the Old Kent L/C Documents, the Security Documents, the Guaranty, this Agreement and any other instrument, document or agreement entered into in connection with any Creditor Obligation or any of the foregoing Financing Agreements.

         "Fiscal Period" has the meaning assigned to such term in the Amended Credit Agreement.

         "Grantors" means the Company, the Subsidiaries of the Company and any other Person who guaranties payment of the Creditor Obligations and/or grants any Collateral to the Collateral Agent or any Creditor Party as security for the Creditor Obligations.

         "Guaranty" means the Guaranty dated as of September 11, 1996 of each of the Subsidiaries of the Company in favor of the Creditor Parties, as it may be amended or otherwise modified from time to time.

         "IRB Collateral" means the collateral mortgaged, pledged or otherwise encumbered to secure the IRB Obligations pursuant to (i) that certain Deed of Trust dated as of July 1, 1984 granting security interest in certain real property located in Holly Ridge, Onslow County, North Carolina; (ii) that certain Security Agreement dated as of July 1, 1984 granting security interests in certain tangible personal property and fixtures then or thereafter located at the Company's facility in Holly Ridge, North Carolina; (iii) that certain Mortgage dated July 13, 1993 granting a security interest in certain real property located in the City of Forrest City, St. Francis County, Arkansas,
(iv) that certain Financing Statement and Security Agreement granting security interests in certain equipment, machinery, furnishings, fixtures and personalty then owned or thereafter acquired with the proceeds of certain of the IRB Obligations, and (v) that certain Mortgage and Security Agreement dated as of July 1, 1993 granting security interests in certain real property located in the City of Forrest City, St. Francis County, Arkansas and in certain specified items of machinery and equipment.

         "IRB Obligations" means the obligations of the Company and/or its Affiliates set forth in (i) various documents and instruments, including but not limited to a promissory note, a loan agreement, a guaranty agreement and security documents, each dated as of July 1, 1984 and as subsequently amended, pursuant to which the Company or its predecessor in interest borrowed the proceeds of The Onslow County Industrial Facilities and Pollution Control Financing Authority Industrial Revenue Bond (Frederick & Herrud, Inc. Project No. 2) issued in the original principal amount of $6,000,000; (ii) various documents and instruments, including but not limited to a promissory note, a loan agreement, a corporate guaranty agreement and security documents, each dated July 13, 1993 and as subsequently amended, pursuant to which the Company or its predecessor in interest borrowed $1,775,845 from the City of Forrest City, Arkansas; and (iii) various documents and instruments, including but not limited to a promissory note, a loan agreement, a bond guaranty agreement and a security document, each dated as of July 1, 1993, pursuant to which the Company or its predecessor in interest borrowed the proceeds of Arkansas Development Finance Authority Economic Development Revenue Bonds (Dixie Foods Company Project) Taxable Series A and Taxable Series B issued in the original principal amounts of $2,000,000 with respect to Taxable Series A and $2,000,000 with respect to Taxable Series B.

         "L/C Issuer" means an issuer of any Letter of Credit.

         "Letter of Credit" means any Old Kent Letter of Credit and any letter of credit issued by Rabobank pursuant to the Amended Credit Agreement.

         "Letters of Credit Usage" means, with respect to any Letter of Credit, as at any date of determination, the sum of (i) the Maximum Available Amount plus (ii) the aggregate amount of all drawings under such Letter of Credit honored by the issuer thereof prior to such date and not theretofore reimbursed by the Company.

         "Lien" means any lien, mortgage, pledge, security interest, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Maximum Available Amount" means, with respect to any Letter of Credit, as of any date of determination, the maximum amount that may be drawn under such Letter of Credit on or after such date (whether or not the beneficiary thereof shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit).

         "New Seasonal Line of Credit Agreement" - see the Recitals.

         "Non-Benefitted Party" means, at any time, any one or more of the following: (i) the holders of the 6.45% Notes, collectively, (ii) the holders of the 8.42% Notes, collectively, (iii) the holders of the 7.58% Notes, collectively, (iv) the Banks, collectively, or (v) Old Kent in its capacity as an L/C Issuer, which shall not be a Benefitted Party at such time.

         "Non-Directing Party" means, with respect to any particular instruction given to the Collateral Agent, each Party (and each Creditor Party represented by such Party) that has not given or agreed with such instruction given to the Collateral Agent.

         "Note Agreements" - see the Recitals.

         "Note Documents" means the Note Agreements, the Notes, the Amendment Agreements and any document delivered pursuant to any of the foregoing.

         "Noteholders" -- see the Recitals.

         "Note Obligations" means all outstanding and unpaid obligations of every nature, contingent or otherwise, of the Company from time to time owed to the Noteholders under the Note Documents.

         "Notes" - see the Recitals.

         "Old Kent IRB Letter of Credit" - see the Recitals.

         "Old Kent IRB Reimbursement Agreement" - see the Recitals.

         "Old Kent L/C Documents" means the Old Kent IRB Reimbursement Agreement, the Old Kent Workers Compensation Reimbursement Agreement and any document delivered pursuant to any of the foregoing.

         "Old Kent L/C Obligations" means all outstanding and unpaid obligations of every nature, contingent or otherwise, of the Company from time to time to Old Kent under the Old Kent L/C Documents.

         "Old Kent Letters of Credit" - see the Recitals.

         "Old Kent Workers Compensation Reimbursement Agreement" - see the Recitals.

         "Opinion of Counsel" means a written opinion of an attorney or firm of attorneys, which may be outside counsel engaged or retained by a Person or internal counsel in the employ of a Person, a copy of which opinion is furnished to each Creditor Party.

         "Original Seasonal Agent" - see the Recitals.

         "Original Seasonal Line of Credit Agreement" - see the Recitals.

         "Party" - see the Recitals.

         "Payment Default" means the failure of the Company to make any payment when due whether scheduled, by acceleration, or otherwise (subject to any applicable grace period) of any principal of or interest on any amount owing to any Creditor Party under any Financing Agreement.

         "Permitted Investment" means, at any time:

         (a) any evidence of indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof;

         (b) commercial paper, maturing not more than nine months from the date of issue, or corporate demand notes, in each case issued by:

                 (i) a corporation (other than the Company or an Affiliate thereof) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Services or P-1 by Moody's Investors Service, Inc.; or

                 (ii)     any Bank (or its holding company);

         (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal funds transactions that are issued or sold by either:

                 (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than

         $500,000,000 and a long-term unsecured and noncredit-enhanced senior debt rating of at least A by Standard & Poor's Rating Group or A2 by Moody's Investors Service, Inc; or

                 (ii)     any Bank; or

         (d) any repurchase agreement entered into with any Bank (or other commercial banking institution satisfying the requirements of clause (c)(i)) which

                 (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through
         (c); and

                 (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such bank (or other commercial banking institution) thereunder.

         "Person" means any individual, corporation, partnership, trust or other entity.

         "Proceeds" has the meaning assigned to it under the Code and, in any event, includes, but is not limited to, (i) with respect to Collateral, (a) any and all proceeds of any collection, sale or other disposition of any of the Collateral, (b) any and all amounts from time to time paid or payable under or in connection with any of the Collateral and (c) amounts collected by any Creditor Party by way of set-off, deduction or counterclaim and (ii) with respect to the Guaranty, all amounts paid by any Grantor under the Guaranty.

         "Rabobank" - see the Preamble.

         "Repayment Event" - see Section 9.

         "Replacement Seasonal Line of Credit Agreement" means the agreement or agreements documenting a credit line or other facility providing for borrowings not in excess of $25,000,000 (provided that if such facility provides for borrowings of less than $25,000,000, the Company shall have certified to the Creditor Parties that a facility of such lesser amount shall be sufficient to meet the Company's projected borrowing needs for the next Seasonal Period) for a period of less than one year (but in any event for the full duration of the next Seasonal Period) when the New Seasonal Line of Credit Agreement shall have expired, such replacement facility being between the Company and

                 (i) a Bank or Banks, on substantially the same terms and conditions as the New Seasonal Line of Credit Agreement or, if on terms more favorable to such Bank or Banks, with the consent of the Required Holders and the Required Banks; or

                 (ii) any other Person who is reasonably satisfactory to the Required Holders and the Required Banks and who becomes a party to this Agreement; provided that (x) in the case of any Person other than a Bank, the Company shall have offered to each Bank to enter into such credit line or other facility on the same terms with such Bank and each Bank shall have rejected such offer and (y) to the extent such agreement has terms and conditions (but excluding any terms or conditions regarding pricing (including interest rate payable)) more favorable to such other Person(s) than to the Banks under the New Seasonal Line of Credit

         Agreement, the Financing Agreements are amended to provide the Creditor Parties under the respective Financing Agreements with correspondingly more favorable terms and conditions.

         "Required Banks" has the meaning assigned to the term "Required Lenders" in the Amended Credit Agreement.

         "Required Holders" means (i) in the case of a Payment Default with respect to the 6.45% Notes, the 8.42% Notes or the 7.58% Notes, the Noteholders which, under the applicable Note Agreement, have power to accelerate or make a demand for payment under the applicable Notes, and (ii) at all other times, Noteholders holding 66 2/3% or more of the aggregate outstanding principal amount of the Note Obligations.

         "Required Seasonal Lenders" means (i) so long as the New Seasonal Line of Credit Agreement is in effect, the "Required Lenders" as defined in the New Seasonal Line of Credit Agreement and (ii) at any time that a Replacement Seasonal Line of Credit Agreement is in effect, the "Required Lenders" or such other similarly defined term as defined in such Replacement Seasonal Line of Credit Agreement.

         "Scheduled Capital Infusion Proceeds" means the net Capital Infusion Proceeds received by the Company on or before April 30, 1997 equal to the greater of (x) $15,000,000 and (y) 50% of the net Capital Infusion Proceeds by the Company.

         "Seasonal Agent" means (i) so long as the New Seasonal Line of Credit Agreement is in effect, the Original Seasonal Agent, and (ii) so long as any Replacement Seasonal Line of Credit Agreement is in effect, the agent under such Replacement Seasonal Line of Credit Agreement.

         "Seasonal Lenders" means (i) so long as the New Seasonal Line of Credit Agreement is in effect, the Banks, and (ii) so long as any Replacement Seasonal Line of Credit Agreement is in effect, the lenders party to such Replacement Seasonal Line of Credit Agreement.

         "Seasonal Line of Credit Agreement" means (i) on the date hereof, the New Seasonal Line of Credit Agreement and (ii) after the expiration of the New Seasonal Line of Credit Agreement, any Replacement Seasonal Line of Credit Agreement.

         "Seasonal Line of Credit Documents" means the Seasonal Line of Credit Agreement, any note issued to any Seasonal Lender under the Seasonal Line of Credit Agreement and any document delivered pursuant to any of the foregoing.

         "Seasonal Line of Credit Obligations" means all outstanding and unpaid obligations of every nature, contingent or otherwise, of the Company from time to time owed to the Seasonal Agent or any Seasonal Lender under the Seasonal Line of Credit Documents.

         "Seasonal Period" means, with respect to any fiscal year of the Company, the period beginning with the fourth Fiscal Period and ending with the ninth Fiscal Period of such fiscal year.

         "Security Documents" means each document listed on Schedule I hereto, together with any other document from time to time securing the Creditor Obligations, in each case as amended or otherwise modified from time to time.

         "Subordinated Debt" means all unsecured indebtedness of the Company for money borrowed which is subject to, and is only entitled to the benefits of, terms and provisions (including maturity, amortization, acceleration, interest rate, sinking fund, covenant, default and subordination provisions) satisfactory in form and substance to the Creditor Parties, in each case as evidenced by their written approval thereof.

         "Trigger Event" means any one or more of the following: (i) a Payment Default, (ii) the commencement of Enforcement against the Company or any other Grantor, (iii) the Banks' refusal to advance under the Amended Credit Agreement other than because the Company has fully drawn the availability under the Amended Credit Agreement, (iv) the Seasonal Lenders' refusal to advance under the Seasonal Line of Credit Agreement other than because the Company has fully drawn the availability under the Seasonal Line of Credit Agreement, (v) the commencement of Bankruptcy Proceedings in respect of the Company or any other Grantor or (vi) the failure of the Company to deliver, on or before March 31, 1998, the financial statements with respect to the ninth Fiscal Period of the fiscal year of the Company ending May 31, 1998, as more fully set forth in clause (b) of the definition of Catch-up Termination Date.

SECTION 2.       APPOINTMENT OF COLLATERAL AGENT.

         Each of the Credit Agent, the Seasonal Agent, each Bank, each Seasonal Lender, each L/C Issuer and each Noteholder hereby designates and appoints Rabobank to serve as the Collateral Agent under this Agreement, the Security
Documents and the Guaranty.   Each of the Credit Agent, the Seasonal Agent,
each Bank, each Seasonal Lender, each L/C Issuer and each Noteholder hereby authorizes the Collateral Agent to act as agent for the Creditor Parties for the purposes of executing and delivering on behalf of the Creditor Parties the Security Documents and, subject to the provisions of this Agreement, enforcing the Creditor Parties' rights in respect of the Collateral and the Guaranty and the obligations of the Grantors under the Security Documents and the Guaranty, together with such other powers as are reasonably incidental thereto.

SECTION 3.       PRIORITY OF SECURITY INTERESTS AND LIENS.

         The Parties hereby acknowledge that the security interest and liens granted to the Collateral Agent in the Collateral (except with respect to the IRB Collateral) pursuant to the Security Documents secure, first and foremost, the Seasonal Line of Credit Obligations and, second and subordinate, but equally and ratably, the Bank Obligations, the Note Obligations, and the Old Kent L/C Obligations. The Parties hereby further acknowledge that, with respect to the IRB Collateral, such collateral secures, first and foremost, the IRB Obligations; second, the Seasonal Line of Credit Obligations, and third and subordinate, but equally and ratably, the Bank Obligations, the Note Obligations, and the Old Kent L/C Obligations. Nothing herein shall be deemed to constitute a waiver by any Creditor Party of any right it may have to challenge the perfection or priority of the security interest of the holders of the IRB Obligations in the IRB Collateral.

SECTION 4.       ORDINARY COURSE REPAYMENT OF REVOLVER BORROWINGS.

         Nothing contained in this Agreement is intended to prohibit borrowings under the Seasonal Line of Credit Agreement or the Amended Credit Agreement from being repaid (and reborrowed pursuant to the terms thereof), whether from the proceeds of the ordinary course sale of the Company's inventory and collections on receivables prior to the commencement of Enforcement or from Excess Capital Infusion Proceeds.


SECTION 5.       DECISIONS RELATING TO ADMINISTRATION
                 AND EXERCISE OF REMEDIES.

         (a) Except as set forth in subsection 5(g), the Collateral Agent agrees that it will not (i) release Liens or Collateral or the Guaranty without the consent of the Required Banks, the Required Holders and (so long as the Seasonal Line of Credit Agreement is in effect) the Required Seasonal Lenders or (ii) commence Enforcement without the direction of the Directing Parties. The Collateral Agent agrees to administer the Security Documents, the Guaranty and the Collateral and to make such demands and give such notices under the Security Documents and the Guaranty as the Directing Parties may request, and to take such action to enforce the Security Documents and the Guaranty and to realize upon, collect and dispose of the Collateral or any portion thereof as may be directed by the Directing Parties. The Collateral Agent shall not be required to take any action that is in the Opinion of Counsel contrary to law or to the terms of this Agreement or any Security Document or the Guaranty or that would in the Opinion of Counsel subject the Collateral Agent or any of its officers, employees, agents or directors to liability, and the Collateral Agent shall not be required to take any action under this Agreement or any Security Document or the Guaranty unless and until the Collateral Agent shall be indemnified to its reasonable satisfaction by one or more of the Creditor Parties against any and all loss, cost, expense or liability in connection therewith.

         (b) Each Creditor Party agrees that, except as set forth in subsection 5(a) above, the Collateral Agent shall act as the Directing Parties may request (regardless of whether any individual Creditor Party agrees, disagrees or abstains with respect to such request), that the Collateral Agent shall have no liability for acting in accordance with such request (provided such action does not conflict with the express terms of this Agreement, the Security Documents or the Guaranty) and that no Directing Party or Non-Directing Party shall have any liability to any other Non-Directing Party or Directing Party, respectively, for any such request. The Collateral Agent shall give prompt notice to the Non-Directing Parties of action taken pursuant to the instructions of the Directing Parties; provided, however, that the failure to give any such notice shall not impair the right of the Collateral Agent to take any such action or the validity of the action so taken.

         (c) Each Party agrees that the Non-Directing Parties shall be bound by the directions of the Directing Parties and that the Non- Directing Parties shall have no right of dissent or any other similar rights under the Security Documents or the Guaranty other than that the Creditor Obligations held by such Non-Directing Party shall be secured by the Collateral for the period and to the extent provided therein and in this Agreement and to receive a share of the proceeds of the Collateral and of demands made under the Guaranty, if any, to the extent and at the time provided in the respective Security Documents and the Guaranty and in this Agreement.

         (d) The Collateral Agent may at any time request directions from the Directing Parties as to any course of action or other matter relating hereto or relating to the Collateral. Except as otherwise provided in this Agreement, directions given by the Directing Parties to the Collateral Agent hereunder shall be binding on all Creditor Parties, including all Non-Directing Parties, for all purposes.

         (e) Nothing contained in this Agreement shall affect the right of any Creditor Party to give the Company or any other Grantor notice of any default or to accelerate or make demand for payment of its Creditor Obligations under the Financing Agreements; provided that each Creditor Party agrees not to take any action to realize upon the Collateral or under the Guaranty except through the Collateral Agent in accordance with this Agreement; provided further, that nothing herein shall affect the right of any Creditor Party to be heard as a party in interest in any bankruptcy proceeding regarding any matter relating to or affecting the Collateral.

         (f) Any Creditor Party which has actual knowledge of an Event of Default or facts which indicate that an Event of Default has occurred, shall use reasonable efforts to deliver to the Collateral Agent a written statement describing such Event of Default or facts. Any Creditor Party which requests in writing that the Collateral Agent commence an Enforcement shall send a copy of such request by overnight courier to each of the other Creditor Parties.
The Credit Agent and the Seasonal Agent shall use reasonable efforts to deliver to the Collateral Agent written notice of any failure by the Banks or the Seasonal Lenders, as the case may be, to refuse to advance under the Amended Credit Agreement or the Seasonal Line of Credit Agreement, as the case may be, other than because the Company has fully drawn the availability under the Amended Credit Agreement or the Seasonal Line of Credit Agreement, as the case may be. Failure to deliver such written notice, however, shall not constitute a waiver of any Event of Default by any Creditor Party nor prejudice the rights of any Creditor Party in any manner. Upon receipt of a notice from a Creditor Party of the occurrence of an Event of Default or of such a failure to advance, the Collateral Agent shall promptly (and in any event no later than three business days after receipt of such notice in the manner provided in subsection 11(a)) give notice of such Event of Default or of such a failure to advance to all Creditor Parties. The Collateral Agent shall not be deemed to have actual or constructive knowledge or notice of the occurrence of any Event of Default or of such a failure to advance until it has received written notice thereof stating that it is a "Notice of Default" or a "Notice of Failure to Advance", as the case may be.

         (g)     Consistent with, but not in limitation of, the provisions of
Section 4 hereof, unless a Trigger Event has occurred or an Event of Default has occurred and is continuing, the Collateral Agent may, without the approval of the Creditor Parties as required herein, release any Collateral under any Security Document which is permitted to be sold or disposed of pursuant to all of the Financing Agreements and execute and deliver such releases as may be necessary to terminate of record the Collateral Agent's security interest (for the benefit of the Creditor Parties) in such Collateral. In determining whether any such release is permitted, the Collateral Agent may rely upon (i) certificates from the Company with respect to compliance by the Company with the provisions of the Financing Agreements regarding permitted transfers of assets, (ii) instructions from the Required Holders with respect to the Note Agreements, (iii) the Required Banks with respect to the Bank Documents, (iv) the Required Seasonal Lenders with respect to the Seasonal Line of Credit Documents, and (v) Old Kent with respect to the Old Kent L/C Documents. The Collateral Agent shall notify each of the Creditor Parties of any request made by the Company for the release of any Collateral pursuant to this subsection 5(g).

SECTION 6.       PRO RATA SHARING.

         (a) Notwithstanding anything contained in any Financing Document to the contrary, any and all amounts received by the Collateral Agent in its capacity as Collateral Agent (including any and all Proceeds received by the Collateral Agent pursuant to any Enforcement) shall be shared among all Creditor Parties in the order and manner set forth below:

                 (i) In the case of Scheduled Capital Infusion Proceeds or Disposition Proceeds, to the ratable payment (and permanent reduction) of (x) the amount of the outstanding commitments under the Amended Credit Agreement, (y) the outstanding principal amount of the Note Obligations and (z) the outstanding principal amount of the Old Kent L/C Obligations; provided, however, that excluded from such ratable determination shall be the amount of any and all breakage costs, yield maintenance obligations, and other similar obligations under any Financing Agreement.

                 (ii)     In the case of Excess Capital Infusion Proceeds:

                          FIRST: To the ratable payment of the outstanding principal amount of (but not in the permanent reduction of the Seasonal Lenders' commitments under the Seasonal Line of Credit Agreement) the Seasonal Line of Credit Obligations.

                          SECOND: To the ratable payment of the outstanding principal amount of (but not in the permanent reduction of the Banks' commitments under the Amended Credit Agreement) the Bank Obligations.

                 (iii) In the case of Proceeds received in connection with or after the commencement of an Enforcement, and after the payment of any Catch-Up Amount (if the payment of a Catch-Up Amount is required pursuant to subsection 6(g) hereof):

                          FIRST: To the payment of the reasonable out-of-pocket costs and expenses of the Collateral Agent in its capacity as such, including the reasonable out-of-pocket costs and expenses of sale or collection of, or other realization on, the Collateral, the agency fee to be paid to the Collateral Agent pursuant to subsection 10(e), the reasonable fees and charges of counsel to the Collateral Agent, the reasonable fees and expenses of consultants or other professionals retained by the Collateral Agent before or after any Enforcement, the reasonable Fees and Charges of counsel, consultants or other professionals retained by any of the Creditor Parties prior to or after commencement of any Enforcement upon the agreement of all of the Creditor Parties and all reasonable advances made or liabilities incurred by the Collateral Agent in connection herewith.

                          SECOND: To the ratable payment of interest and non-use fees then payable under the Seasonal Line of Credit Agreement (if any).

                          THIRD: To the ratable payment (and permanent reduction of commitments) of principal then payable under the Seasonal Line of Credit Agreement (if any).

                          FOURTH: To the ratable payment (and permanent reduction of commitments) of (i) the outstanding principal amount of the Creditor Obligations, excluding from such ratable determination the amount of any and all breakage costs, yield maintenance obligations, and other similar obligations under any Financing Agreement, (ii) interest on all Creditor Obligations, (iii) non-use fees under the Amended Credit Agreement, and (iv) letter of credit fees (other than administrative fees) under the Amended Credit Agreement and the Old Kent L/C Documents.

                          FIFTH: To the ratable payment of all Fees and Charges and all other Creditor Obligations.

                          SIXTH: After payment in full of all Creditor Obligations, to the payment to or upon the order of the Grantors, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

         Notwithstanding the foregoing, so long as no Enforcement has commenced and is continuing, no Payment Default exists under any Financing Agreement and no amounts are due and payable under clause FIRST above of this Section 6(a)(iii), each Creditor Party may receive and retain reimbursement from the Company for reasonable costs and expenses of its counsel in connection with this Agreement and the other Financing Agreements to the extent payable under the Financing Agreements.

         (b) For purposes of determining the principal amount of the Creditor Obligations, the principal amount outstanding under any Letter of Credit shall be the sum of (v) the amount of all unreimbursed drawings thereunder and (y) the Maximum Available Amount thereof.

         (c) Any amount which would be applied pursuant to Subsection 6(a) to a contingent obligation under any Letter of Credit shall be delivered to, if applicable, and held by the Collateral Agent as Collateral hereunder (and the Collateral Agent shall from time to time invest such amount in such Permitted Investments as directed by the applicable L/C Issuer or, if such L/C Issuer has not so directed the Collateral Agent, in a money market or sweep account at Rabobank in accordance with the investment policies of Rabobank for similar accounts). If any Letter of Credit is drawn upon, the Collateral Agent shall pay to the applicable L/C Issuer an amount equal to the lesser of such draw and the amount of cash and Permitted Investments held as Collateral for such Letter of Credit. If and to the extent that any Letter of Credit expires or terminates (or the Maximum Available Amount thereof is otherwise reduced), the provisions of subsection 6(f) shall apply.

         (d) Payments by the Collateral Agent in respect of (i) the Bank Obligations shall be made as directed in writing by the Credit Agent, (ii) the Seasonal Line of Credit Obligations shall be made as directed in writing by the Seasonal Agent, (iii) the Old Kent L/C Obligations shall be made as directed in writing by Old Kent and (iv) the Note Obligations shall be made as directed in writing by the respective Noteholders.

         (e) If at any time any Creditor Party shall receive any payment or distribution (whether voluntary, involuntary, or otherwise, but excluding any payment received through the exercise of any right of set-off or from the Proceeds of the Collateral or in respect of the Guaranty after the commencement of or in connection with an Enforcement) in excess of the payments or distributions such Creditor Party would have received through the operation of subsection 6(a); such Creditor Party shall not be obligated to hold such excess payments or distributions in trust for the benefit of the other Creditor Parties and shall not be obligated to pay over such excess payments or distributions in the form received to the Collateral Agent for distribution to the other Creditor Parties pursuant to subsection 6(a); but instead, any such disparity in collateral collections shall be addressed, if at all, solely pursuant to subsection 6(g) hereof; provided, however, that if any Creditor Party receives any such distribution in excess of the maximum amount of the Creditor Obligations owed to such party under the Financing Agreements to which it is a party or receives any payment through the exercise of any right of set-off or from the Proceeds of the Collateral or in respect of the Guaranty after the commencement of or in connection with an Enforcement, such amounts shall be held by such Creditor Party in trust for the other Creditor Parties and shall be paid over to the Collateral Agent for distribution to the other Creditor Parties or the Grantors pursuant to subsection 6(a).

         (f) If at any time an amount originally included in the Creditor Obligations with respect to any Letter of Credit ceases to be an obligation of the applicable Creditor Party because such Letter of Credit expires, is reduced, is cancelled or otherwise (but excluding as a result of a drawing under any Letter of Credit), with the result that the total Creditor Obligations of such Creditor Party are reduced, then the Collateral Agent shall distribute all amounts held by the Collateral Agent pursuant to subsection 6(c) in respect of such Letter of Credit and (if necessary) such Creditor Party shall pay over an amount, within five business days of notification by the Collateral Agent, to the Collateral Agent for distribution to the other Creditor Parties, such that, after giving effect to distribution(s) by the Collateral Agent, all Creditor Parties shall have received such portion of the payments or distributions pursuant to subsection 6(a) as they would have received had such expired, reduced or cancelled obligations with respect to such Letter of Credit not been included in the calculation of the pro rata share of each Creditor Party with respect to prior distributions.

         (g) Upon the occurrence of a Trigger Event, each Benefitted Party shall immediately and automatically be entitled, notwithstanding anything in any Financing Agreement to the contrary, to payment of such Benefitted Party's Catch-Up Amount before any Non-Benefitted Party shall be entitled to any further payment in respect of its Creditor Obligations pursuant to subsection 6(a)(iii) hereof (so that, after giving effect to such Catch-Up Amount, all Creditor Parties shall have received their ratable share of all payments of the Creditor Obligations); provided, however, that such payment shall be solely from Proceeds of the Collateral or in respect of the Guaranty. Once a Catch-Up Amount has been paid, all further payments (whether from Proceeds of the Collateral or in respect of the Guaranty or otherwise) shall be made in accordance with subsection 6(a)(iii). No Benefitted Party shall be entitled to receive any Catch-Up Amount after the Catch-Up Termination Date, other than payments of Catch-Up Amounts with respect to a Trigger Event which occurred prior to such Catch-Up Termination Date. Nothing in this subsection 6(g) shall be interpreted to include any amounts received with respect to the Seasonal Line of Credit Obligations in the calculation of any Catch-Up Amount.

SECTION 7.       INFORMATION.

         If the Collateral Agent proceeds to collect, sell, otherwise dispose of or take any other action with respect to the Collateral or any portion thereof or proposes to take any other action pursuant to or contemplated by this Agreement, the Parties hereto agree as follows:

         (a) The Credit Agent shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the outstanding Bank Obligations as at such date as the Collateral Agent may specify and (ii) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of any payment received by the Credit Agent to be applied to satisfy Bank Obligations. The Credit Agent shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

         (b) The Seasonal Agent shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the outstanding Seasonal Line of Credit Obligations as at such date as the Collateral Agent may specify and (ii) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of any payment received by the Seasonal Agent to be applied to satisfy Seasonal Line of Credit Obligations. The Seasonal Agent shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

         (c) Each Noteholder shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the outstanding Note Obligations of such Noteholder as at such date as the Collateral Agent may specify and (ii) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of any payment received thereafter by such Noteholder to be applied to the principal of or interest on the Note Obligations of such Noteholder. Each Noteholder shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

         (d) Each L/C Issuer shall (i) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of the Letter of Credit Usage applicable to any Letter of Credit and any termination, expiration or reduction of any Letter of Credit and (ii) promptly from time to time, upon the written request of the Collateral Agent, notify the Collateral Agent of any payment received by such L/C Issuer to be applied to amounts due under any Letter of Credit issued by such L/C Issuer. Each L/C Issuer shall certify as to such amounts and the Collateral Agent shall be entitled to rely conclusively upon such certification.

         (e) Each Creditor Party shall, upon reasonable request, be entitled to receive from the Collateral Agent a copy of any communications provided to the Collateral Agent pursuant to this Section 7.

SECTION 8.       DISCLAIMERS, INDEMNITY, ETC.

         (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. The Collateral Agent shall not by reason of this Agreement, the Security Documents or the Guaranty be a trustee for any Creditor Party or have any other fiduciary obligation to any Creditor Party (including any obligation under the Trust Indenture

Act of 1939, as amended). The Collateral Agent shall not be responsible to any Creditor Party for any recitals, statements, representations or warranties contained in any Financing Agreement or in any certificate or other document referred to or provided for in, or received by any of them under, any Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Financing Agreement or any other document referred to or provided for therein or any Lien under any of the Security Documents or the perfection or priority of any such Lien or for any failure by the Company, any Grantor, any Creditor Party or any other Person to perform any of its respective obligations under any Financing Agreement. Without limiting the foregoing, the Collateral Agent shall not be required to take any action under any Security Document or the Guaranty, including, without limitation, any action to perfect any security interests granted in the Collateral pursuant to the Security Documents, or to administer any Collateral unless instructed to do so by the Directing Parties. The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for the gross negligence or willful misconduct of such Person.

         (b) The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of independent legal counsel, independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Directing Parties, and such instructions of the Directing Parties, and any action taken or failure to act pursuant thereto, shall be binding on all Creditor Parties, whether Directing Parties or Non-Directing Parties.

         (c) The Creditor Parties agree that they will indemnify the Collateral Agent, in its capacity as the Collateral Agent, ratably in accordance with the amount of the Creditor Obligations held by such Creditor Parties, to the extent the Collateral Agent is not reimbursed by the Grantors or reimbursed pursuant to clause FIRST of subsection 6(a)(iii) or subsection 11(o), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any Security Document or the Guaranty or the enforcement of any of the terms of any thereof, including fees and expenses of counsel (including the allocated cost of internal counsel); provided, however, that no Creditor Party shall be liable for any such payment to the extent the obligation to make such payment is found in a final judgment by a court of competent jurisdiction to have arisen solely from the Collateral Agent's gross negligence or willful misconduct. The obligations of the Creditor Parties under this subsection 8(c) shall survive the payment in full of the Creditor Obligations and the termination of this Agreement.

         (d) Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall, notwithstanding subsection 8(c), in all cases be fully justified in failing or refusing to act hereunder unless it shall be further indemnified to its reasonable satisfaction by the Creditor Parties against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         (e) The Collateral Agent may deem and treat the payee of any promissory note or other evidence of indebtedness or obligation relating to any Creditor Obligation as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, signed by such payee and in form reasonably satisfactory to the Collateral Agent, shall have been filed with the Collateral Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any such note or other evidence of indebtedness or obligation shall be conclusive and binding on any subsequent holder, transferee or assignee of such note or other evidence of indebtedness or obligation and of any note or notes or other evidences of indebtedness or obligation issued in exchange therefor.

         (f) Except as expressly provided herein and in the Security Documents, the Collateral Agent shall have no duty to take any affirmative steps with respect to the administration or collection of amounts payable in respect of the Security Documents or the Collateral. The Collateral Agent shall incur no liability (except to the extent the actions or omissions of the Collateral Agent in connection therewith constitute gross negligence or willful misconduct) as a result of any sale of any Collateral, whether at any public or private sale.

         (g) (i) The Collateral Agent may resign at any time by giving at least 30 days' notice thereof to the Parties (such resignation to take effect upon the acceptance by a successor Collateral Agent of any appointment as the Collateral Agent hereunder) and the Collateral Agent may be removed as the Collateral Agent at any time by the Directing Parties. In the event of any such resignation or removal of the Collateral Agent, the Directing Parties shall thereupon have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Directing Parties and shall have accepted such appointment within 30 days after the notice of the intent of the Collateral Agent to resign or the removal of the Collateral Agent, then the retiring Collateral Agent may, on behalf of the other Parties, appoint a successor Collateral Agent. Any successor Collateral Agent appointed pursuant to this clause shall be a commercial bank or other financial institution organized or having a branch or agency under the laws of the United States of America or any state thereof and having (1) a combined capital and surplus of at least $500,000,000 and (2) a rating upon its long-term senior unsecured indebtedness of "A-2" or better by Moody's Investors Service, Inc. or "A" or better by Standard & Poor's Ratings Services. After any retiring Collateral Agent's resignation or removal hereunder, the provisions of Section 5 and this Section 8 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

         (ii) Upon the acceptance by a successor Collateral Agent of any appointment as the Collateral Agent hereunder, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall thereupon be discharged from its duties and obligations hereunder.

         (h) In no event shall the Collateral Agent or any other Creditor Party be liable or responsible for any funds or investments of funds held by the Company or any of its Affiliates.

         (i) With respect to its pro rata share of the Creditor Obligations, Rabobank and its Affiliates shall have and may exercise the same rights and powers hereunder as, and shall be subject to the same obligations and liabilities as and to the extent set forth herein for, any other Creditor Party, all as if Rabobank were not the Collateral Agent. The term "Creditor Parties" or any similar term shall, unless the context clearly otherwise indicates, include Rabobank or any Affiliate of Rabobank in its individual capacity as a Creditor Party. Rabobank and its Affiliates may lend money to, and generally engage in any kind of business with, any Grantor as if Rabobank were not acting as the Collateral Agent and without any duty to account therefor to the Creditor Parties. Without limiting the foregoing, each Creditor Party acknowledges that (i) Rabobank is the Collateral Agent under the Security Documents, the Credit Agent, the Original Seasonal Agent, a Bank, and a Seasonal Lender, (ii) the corporate finance department of Rabobank is acting as an investment advisor to the Company with respect to the proposed sale by the Company of the property of the Company located at 1487 Farnsworth Avenue, Detroit, Michigan, and (iii) Rabobank and its Affiliates may continue to engage in any credit decision with respect to the Amended Credit Agreement or the Seasonal Line of Credit Agreement without any duty to account therefor to any other Creditor Party by reason of its appointment as the Collateral Agent.

         (j) Each Creditor Party acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Creditor Party and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Financing Agreements to which it is a party. Each Creditor Party also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Creditor Party and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreements to which it is a party.

         (k) If, with respect to any proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions of this Agreement relating to the functions or discretionary powers of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the Creditor Parties identifying the proposed action and the provisions it considers to be ambiguous or inconsistent, and may decline either to perform such function or responsibility or to exercise such discretionary power unless it has received the written confirmation of the Directing Parties that the Directing Parties concur that the action proposed to be taken by the Collateral Agent is consistent with the terms of this Agreement or is otherwise appropriate. The Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Directing Parties in this respect, and such confirmation shall be binding upon all Parties, subject to subsection 11(b).

SECTION 9.       INVALIDATED PAYMENTS.

         If the Collateral Agent receives any amount (an "Avoidance Amount") pursuant to this Agreement that is subsequently required to be returned or repaid by the Collateral Agent to the Company, any Grantor or any Affiliate thereof or their respective representatives or successors in interest, whether by court order, settlement or otherwise (a "Repayment Event"), then each Creditor Party to which such amount was distributed shall, forthwith upon its receipt of a notice thereof from the Collateral Agent, pay the Collateral Agent an amount equal to its ratable share (based on the Avoidance Amount actually distributed to such Creditor Party) of the amount required to be returned or repaid relating to such Repayment Event, it being understood that if any Creditor Party shall fail to promptly pay any such amount to the Collateral Agent, the Collateral Agent may deduct such amount from any amounts payable thereafter to such Creditor Party under this Agreement, although the Collateral Agent's ability or inability to so deduct such amount in no manner limits the obligations of any Creditor Party pursuant to this Section 9.

SECTION 10.      CERTAIN AGREEMENTS OF THE PARTIES.

         (a) Each Creditor Party agrees that it will not accept any guaranty or Lien or other support or security (including, without limitation, the establishment of any sweep account or similar account) for any Creditor Obligations for its own benefit, but any guaranty or Lien or other support or security (including, without limitation, the establishment of any sweep account or similar account) for the Creditor Obligations shall be taken for the benefit of all Creditor Parties (and, to the extent applicable, in the name of the Collateral Agent).

         (b) The Noteholders agree that they will not amend or otherwise modify any provision of any Note Agreement without the written consent of the Required Banks and (so long as the Seasonal Line of Credit Agreement is in effect) the Required Seasonal Lenders (which consent will not be unreasonably withheld), the Banks agree that they will not amend or otherwise modify any provision of any Bank Document or waive the restriction of Section 2.1.2(y) of the Amended Credit Agreement without the written consent of the Required Noteholders and (so long as the Seasonal Line of Credit Agreement is in effect) the Required Seasonal Lenders (which consent will not be unreasonably withheld), the Seasonal Lenders agree that they will not amend or otherwise modify any provision of any Seasonal Line of Credit Document or waive the restriction of Section 1.1.2(y) of the New Seasonal Line of Credit Agreeement without the written consent of the Required Noteholders and the Required Banks (which consent will not be unreasonably withheld), and Old Kent agrees that it will not amend any Old Kent L/C Document without the written consent of the Required Banks, the Required Holders and (so long as the Seasonal Line of Credit Agreement is in effect) the Required Seasonal Lenders (which consent will not be unreasonably withheld).

         (c) Each Creditor Party agrees that it will not enter into any assignment, participation or transfer with respect to any Creditor Obligations until such assignee, participant or transferee has agreed to be subject to and bound by the provisions of this Agreement and that, in the event that a Creditor Party enters into such an assignment, participation, or transfer in violation of the preceding clause of this subsection 10(c), such assignee, participant or transferee nonetheless will take such assignment, participation, or transfer subject to and will be bound by the provisions of this Agreement.

         (d) The Parties agree that the Security Documents and the Guaranty will not be amended or otherwise modified without the written consent of the Required Holders, the Required Banks and (so long as the Seasonal Line of Credit Agreement is in effect) the Required Seasonal Lenders.

         (e) The Company agrees to pay the Collateral Agent an annual agency fee payable in advance on the date of this Agreement and on each anniversary thereof in amounts equal to $62,500 for the first year, $50,000 for the second year and $25,000 per annum thereafter.

SECTION 11.      MISCELLANEOUS.

         (a) All notices and other communications provided for herein shall be in writing and may be sent by overnight air courier, facsimile communication or United States mail and shall be deemed to have been given when delivered by overnight air courier, upon receipt of facsimile communication or four business days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this subsection 11(a)) shall be as set forth on Schedule II hereto.

         (b) This Agreement may be amended, modified or waived only by an instrument or instruments in writing signed by all of the Creditor Parties and the Collateral Agent.

         (c) This Agreement shall be binding upon and inure to the benefit of the Collateral Agent, each Creditor Party and their respective successors and assigns. In the event that the holder of any note constituting a Creditor Obligation shall transfer such note, it shall promptly so advise the Collateral Agent. Each transferee of any such note shall take such note subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken or authorized hereunder, by each previous holder of such note, prior to the receipt by the Collateral Agent of written notice of such transfer. Upon the written request of any Party, the Collateral Agent will provide such Party with copies of any written notices of transfer received pursuant hereto.

         (d) This Agreement shall continue to be effective among the Parties even though a Bankruptcy Proceeding shall be instituted with respect to the Company or any other Grantor, or any portion of the property or assets of the Company or any other Grantor, and all actions taken by the Collateral Agent with regard to such proceeding shall be by the Directing Parties; provided, however, that nothing herein shall be interpreted to preclude any Creditor Party from filing a proof of claim with respect to its Creditor Obligations or from casting its vote, or abstaining from voting, for or against confirmation of a plan of reorganization in a case of bankruptcy, insolvency or similar law or otherwise seeking or opposing any relief, motion or action under the Bankruptcy Code in its sole discretion or providing in its sole discretion and upon any terms permitted by the Bankruptcy Code post-petition financing to the Company's bankruptcy estate.

         (e) Each Party hereto agrees to do such further acts and things and to execute and deliver such additional agreements, powers and instruments as any other party hereto may reasonably request to carry into effect the terms, provisions and purposes of this Agreement or to better assure and confirm unto such other party hereto its respective rights, powers and remedies hereunder.

         (f) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile of the signature of any party on any counterpart shall be effective as the signature of the party executing such counterpart for purposes of effectiveness of this Agreement.

         (g) This Agreement shall become effective immediately upon execution by the Parties and the Collateral Agent and shall continue in full force and effect until one year following the date upon which all Creditor Obligations are irrevocably paid in full, all commitments under the Amended

Credit Agreement and the Seasonal Line of Credit Agreement have been terminated, and the security interests and other liens securing the Creditor Obligations have been released.

         (h) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         (i) Headings of sections of this Agreement have been included herein for convenience only and should not be considered in interpreting this Agreement.

         (j) Nothing in this Agreement, the Security Documents or the Guaranty, expressed or implied, is intended or shall be construed to confer upon or give to the Company, any Grantor or any other Person, other than the Creditor Parties, any right, remedy or claim under or by reason of any such agreement or any covenant, condition or stipulation herein or therein contained.

         (k) In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         (l) The Company agrees to promptly deliver to the Collateral Agent and each Creditor Party a copy of any amendment, modification or supplement to any Financing Agreement.

         (m) At any time after the date of this Agreement, upon the request of the Company, one or more Seasonal Lenders may become parties hereto by executing and delivering to the Collateral Agent a counterpart of this Agreement and such other documentation as shall be required by the Collateral Agent or its counsel. Immediately upon such execution and delivery (and without any further action), each such Seasonal Lender will become a party to, and will be bound by all of the terms of, this Agreement.

         (n) In the event of any conflict between the terms of this Agreement and the terms of any Financing Agreement, the provisions of this Agreement shall govern to the extent necessary to remove the conflict.

         (o) By countersigning this Agreement, the Grantors jointly and severally agree (a) to reimburse the Collateral Agent, on demand, for any unpaid fees for acting as Collateral Agent hereunder and any expenses incurred by the Collateral Agent, including counsel fees, other charges and disbursements and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery (or compliance therewith) of this Agreement, any Security Document or the Guaranty or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent and Creditor Parties under this Agreement, the Security Documents and the Guaranty and (b) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent or any of them in any way relating to or arising out of this Agreement, any Security Document or the Guaranty or any action taken or omitted by them under this Agreement, any Security Document or the Guaranty, provided that no Grantor shall be liable to the Collateral Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements have arisen solely from the gross negligence or wilful misconduct of the Collateral Agent or any of its directors, officers, employees or agents.

         (p) Nothing in this Agreement, the Security Documents or the Guaranty, expressed or implied, is intended or shall be construed to confer upon or give to any Person other than the Creditor Parties, any right, remedy or claim under or by reason of any such agreement, condition or stipulation herein or therein contained.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                COOPERATIEVE CENTRALE
                                RAIFFEISEN-BOERENLEENBANK B.A.,
                                NEW YORK BRANCH, individually and
                                as Collateral Agent

                                By:_____________________________

                                Title:__________________________



                                By:_____________________________

                                Title:__________________________



                                OLD KENT BANK, individually and as an L/C Issuer

                                By:_____________________________

                                Title:__________________________



                                NATIONAL CITY BANK

                                By:_____________________________

                                Title:__________________________




                                HARRIS TRUST AND SAVINGS BANK

                                By:_____________________________

                                Title:__________________________






                                                         INTERCREDITOR AGREEMENT

                                        ALLSTATE LIFE INSURANCE COMPANY

                                        By:_______________________________

                                        Title:____________________________


                                        By:_______________________________

                                        Title:____________________________


                                        PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

                                        By:_______________________________

                                        Title:____________________________


                                        By:_______________________________

                                        Title:____________________________



                                        GREAT-WEST LIFE & ANNUITY INSURANCE
                                        COMPANY

                                        By:_______________________________

                                        Title:____________________________


                                        By:_______________________________

                                        Title:____________________________

Acknowledged and Agreed:

THORN APPLE VALLEY, INC.

By:____________________________
Title:_________________________

THORN APPLE VALLEY FOREIGN SALES CORPORATION

By:____________________________
Title:_________________________

COAST REFRIGERATED TRUCKING CO., INC.

By:____________________________
Title:_________________________

CAVANAUGH LAKEVIEW FARMS, LTD.

By:____________________________
Title:_________________________

TILLMAN HOLDINGS, INC.

By:____________________________
Title:_________________________

TRI-MILLER TRANSPORTATION COMPANY, INC.

By:____________________________
Title:_________________________

FREDERICK HOLDINGS, INC.

By:____________________________
Title:_________________________

GUNSBERG CORNED BEEF COMPANY

By:____________________________
Title:_________________________

MILLER TRANSPORT, INC.

By:____________________________
Title:_________________________

CROWN WEST, INC.

By:____________________________
Title:_________________________

NATIONAL FOOD EXPRESS, INC.

By:____________________________
Title:_________________________

PONCA HOLDINGS, INC.

By:____________________________
Title:_________________________

TAV BRANDS, INC.

By:____________________________
Title:_________________________

THORN APPLE HOLDINGS OF INDIANA, INC.

By:____________________________
Title:_________________________

TAV SWINE BUYING STATIONS, INC.

By:____________________________
Title:_________________________

TRI-MILLER PACKING CO.

By:____________________________
Title:_________________________



The undersigned is executing a counterpart hereof for purposes of becoming a party hereto.


_______________________________



By:____________________________

Title:_________________________